Exhibit 16.3


                        Report of Independent Auditors


Board of Directors
Response Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Response Technologies, Inc. and subsidiaries as of December 31, 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended and the eight-month period ended December 31, 1992 and 1991, respectively, and the year ended April 30, 1991. Our audits also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Response Technologies, Inc. and subsidiaries at December 31, 1992, and the consolidated results of their operations and their cash flows for the year ended and the eight-month period ended December 31, 1992 and 1991, respectively, and the year ended April 30, 1991, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note F to the financial statements, in 1992 the Company changed its method of accounting for income taxes.



                                                Ernst & Young



Nashville, Tennessee
January 19,1993